RULE 10F-3

              PURCHASE OF SECURITIES IN AN UNDERWRITING SYNDICATE*
                     PERIOD COVERED 11/30/2007 - 11/30/2008
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                                                                                                                          COMMISSION
                                               TRADE     AFFILIATED PRINCIPAL       EXECUTING     PURCHASE   SHARES/PAR    PAID PER
   FUND NAME         SECURITY DESCRIPTION      DATE          UNDERWRITER             BROKER         PRICE      AMOUNT        SHARE
-----------------   ----------------------   --------   ----------------------   --------------   --------   ----------   ----------
Total Return        United Parcel Services
   Bond Portfolio   6.2% 1/15/38             01/10/08   Wells Fargo Securities   Goldman Sach      $ 99.49      240,000     $0.00
Total Return        United Parcel Services
   Bond Portfolio   6.2% 1/15/38             01/10/08   Wells Fargo Securities   Goldman Sach      $ 99.49    3,430,000     $0.00
Total Return        United Parcel Services
   Bond Portfolio   5.5% 1/15/18             01/10/08   Wells Fargo Securities   Merrill Lynch     $ 99.80    2,055,000     $0.00
Total Return        Goldman Sachs
   Bond Portfolio   5.95 1/18/18             01/11/08   Wells Fargo Securities   Goldman Sach      $ 99.86    8,925,000     $0.00
Total Return        Target Corp
   Bond Portfolio   7 01/15/38               01/14/08   Wells Fargo Securities   Citigroup         $ 99.32    2,085,000     $0.00
Total Return        Southern California
   Bond Portfolio   Edison 5.95 2/1/38       01/14/08   Wells Fargo Securities   Citigroup         $ 99.54    4,105,000     $0.00
Total Return        Lehman Brothers
   Bond Portfolio   5.625 1/24/13            01/15/08   Wells Fargo Securities   Lehman            $ 99.54    4,105,000     $0.00
Total Return
   Bond Portfolio   JP Morgan 6 1/15/18      01/28/08   Wells Fargo Securities   JP Morgan         $104.25    4,095,000     $0.00
Total Return        Merrill Lynch MER
   Bond Portfolio   5.45 2/5/13              01/29/08   Wells Fargo Securities   Merrill Lynch     $ 99.87    8,280,000     $0.00
Total Return        Bear Stearns Co BSC
   Bond Portfolio   7 1/4 02/01/18           01/29/08   Wells Fargo Securities   Bear Stearns      $ 99.73    2,035,000     $0.00
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
Total Return        Credit Suisse
   Bond Portfolio   6 2/15/18                02/19/08   Wells Fargo Securities   Credit Suisse     $ 99.67    4,885,000     $0.00
Total Return        Northern States Power
   Bond Portfolio   5.25 3/1/18              03/11/08   Wells Fargo Securities   Barclays          $ 99.70    1,585,000     $0.00
Total Return        MidAmerican Energy
   Bond Portfolio   Holdings 5.75 4/1/18     03/25/08   Wells Fargo Securities   Lehman            $ 99.82    3,300,000     $0.00
Total Return        Morgan Stanley
   Bond Portfolio   6.625 4/1/18             03/27/08   Wells Fargo Securities   Morgan Stanley    $100.00      658,000     $0.00
Total Return
   Bond Portfolio   Oracle ORCL 4.95 4/13    04/02/08   Wells Fargo Securities   Citigroup         $ 99.96      264,000     $0.00
Total Return
   Bond Portfolio   Oracle ORCL 5 3/4 4/18   04/02/08   Wells Fargo Securities   MSCO              $ 99.95    4,625,000     $0.00
Total Return        XTO Energy Inc.
   Bond Portfolio   6 3/8 06/15/38           04/15/08   Wells Fargo Securities   Citi, LB, ML      $ 99.86    1,880,000     $0.00
Total Return        XTO Energy Inc.
   Bond Portfolio   5.5 06/15/18             04/15/08   Wells Fargo Securities   Lehman            $ 99.54    2,765,000     $0.00
Total Return        Lehman Brothers
   Bond Portfolio   Holdings LEH
                    6 7/8 5/2/18             04/17/08   Wells Fargo Securities   Lehman            $ 99.67    2,220,000     $0.00
Total Return        Plains All American
   Bond Portfolio   Pipleline PAA 6 1/2
                    5/1/18                   04/18/08   Wells Fargo Securities   BOA               $ 99.42    1,590,000     $0.00
Total Return        Merrill Lynch MER
   Bond Portfolio   6 7/8 04/25/18           04/22/08   Wells Fargo Securities   Merrill           $ 99.91    4,480,000     $0.00
Total Return        Morgan Stanley
   Bond Portfolio   MS 6 04/28/15            04/23/08   Wells Fargo Securities   MS                $ 99.88    3,925,000     $0.00
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
Total Return
   Bond Portfolio   Credit Suisse NY
                    CS 05/15/13              05/01/08   Wells Fargo Securities   CS                $ 99.78    4,495,000     $0.00
Total Return        Morgan Stanley
   Bond Portfolio   6 5/8 4/1/18
                    [2nd Offering]           05/02/08   Wells Fargo Securities   MSCO              $102.92    2,930,000     $0.00
Managed Fixed
   Income           Quicksilver                                                  Credit Suisse
   Portfolio        Resources Inc            06/24/08   Wells Fargo Securities   Securities        $ 98.66      185,000     $0.00
Total Return        XTO Energy Inc.
   Bond Portfolio   XTO 6.5 12/15/18         08/04/08   Wells Fargo Securities   Lehman            $ 99.71    5,315,000     $0.00
Total Return        XTO Energy Inc.
   Bond Portfolio   XTO 5.75 12/15/13        08/04/08   Wells Fargo Securities   Lehman            $ 99.93    5,315,000     $0.00
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